AMENDMENT TO MANUFACTURING AGREEMENT

Comes Now Maxxon Inc., ("Maxxon") and Globe Medical Tech, Inc. ("Globe") who hereby amend the Manufacturing Agreement between the parties dated November 13, 2003.

The amendments are limited to the scope of services and compensation portions of the Manufacturing Agreement. All other terms of the Manufacturing Agreement shall continue in full force and effect.

Compensation. Maxxon shall upon execution of this amendment transfer fifty thousand dollars ($50,000.00) to Globe Medical Tech.

Scope of Services. Globe shall produce soft molds and 1,500 3cc Maxxon Safety Syringe samples for distribution pursuant to the World Wide Sales and Distribution Agreement between the parties. In addition, Globe shall assist Maxxon in obtain regulatory approval for the sales of the 3cc Maxxon Safety Syringe in numerous Latin American countries.

Joint Development Agreement. The parties hereby acknowledge their intent to enter into a Joint Development Agreement whereby they jointly develop the Maxxon Safety Syringe as well as pursue new patents in related areas of safety medical devices.

This Amendment is dated the 21st day of April 2003.


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Gifford Mabie                                Andy Hu
President                                    President/CEO
Maxxon Inc.                                  Globe Medical Tech, Inc.